UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2006

Turbine Truck Engines Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  -

(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On October 24, 2006, the Company entered into three separate consulting agreements which are intended to provide the Company with strategic financial and corporate development services. The financial services shall include the development of a corporate financing package and assistance in completion of private placement funding. The corporate development services include the preparation of a 12-month business development strategy document which will be designed to complete the final development and commercialization of the Company's proprietary engine.

As consideration for entering into the consulting agreements, the Company has granted each consultant options to acquire up to 500,000 shares of the Company's common stock at a price of $.50 per share based upon each respective consultant meeting specific milestones set forth in the consulting agreements which have been provided as exhibits to this Report on Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines Inc.

Date: October 26, 2006	By:	/s/ Michael H. Rouse
Michael H. Rouse
Chairman & CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Consulting Agreement Global-Tek
EX-10.2	Consulting Agreement L. Maynard
EX-10.3	Consulting Agreement L. Ruffolo